Exhibit 10.1

GALERA THERAPEUTICS, INC.

PLACEMENT AGENCY AGREEMENT

February 15, 2023

Piper Sandler & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Introductory.

Galera Therapeutics, Inc., a Delaware corporation (the “Company”), hereby agrees to issue and sell up to an aggregate of $30,000,400 of registered securities of the Company, including (i) 14,320,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) warrants to purchase up to 14,320,000 shares of Common Stock (the “Warrants”) (collectively, the “Offered Securities”) directly to one or more investors (each, an “Investor” and collectively, the “Investors”) through Piper Sandler & Co. (“Piper Sandler”) as placement agent (the “Placement Agent”). The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering (as defined below). The Common Stock underlying the Warrants are referred to herein as the “Warrant Shares.” Capitalized terms used but not defined herein have the meanings ascribed to them in the Securities Purchase Agreement (as defined below).

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this agreement (this “Agreement”), the Placement Agent shall be the exclusive Placement Agent in connection with the offering and sale by the Company of the Offered Securities pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-251061) (the “Registration Statement”), with the terms of such offering (the “Offering”), to be subject to market conditions and negotiations between the Company and the prospective Investors. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Offered Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its Affiliates (as defined below) be obligated to underwrite or purchase any of the Offered Securities for their own accounts or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase any Offered Securities and the Company shall have the sole right to accept offers to purchase the Offered Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Offered Securities shall be made at a closing (the “Closing” and such date of payment and delivery the “Closing Date”), as set forth in that certain Securities Purchase Agreement, dated as of the date hereof, among the Company and the Investors (the “Securities Purchase Agreement”). As compensation for services rendered, and provided that any of the Offered Securities are sold to the Investors in the Offering, on the Closing Date the Company shall pay to the Placement Agent an amount in the aggregate equal to 6.0% of the gross proceeds received by the Company from the sale of the Offered Securities (the “Placement Fee”). Subject to compliance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110, the Company also agrees to reimburse the Placement Agent for the expenses set forth in Section 6 below.

(b) The term of the exclusive engagement of the Placement Agent will be until the earlier of (i) the completion of the Offering and (ii) the termination of the Securities Purchase Agreement pursuant to the terms set forth therein. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 6 hereof and which are permitted to be reimbursed under FINRA Rule 5110, will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

Section 2. Representations, Warranties and Covenants of the Company.

The Company represents and warrants to, and agrees with, the Placement Agent that as of the date of this Agreement and as of the Closing Date:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a shelf registration statement, as defined in Rule 405 (file number 333-251061) on Form S-3, including a related prospectus (the “Base Prospectus”), for registration under the Act of the offering and sale of the Offered Securities. The Company will next file with the Commission a prospectus supplement relating to the Offered Securities in accordance with Rule 424(b) (together with the Base Prospectus, the “Prospectus Supplement”). The Registration Statement, at the Execution Time, is effective and meets the requirements set forth in Rule 415(a)(1)(x). There is no order preventing or suspending the use of the Registration Statement, the Pricing Disclosure Package or the Prospectus Supplement, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the Offering has been initiated or threatened by the Commission and no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company. Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or before the most recent effective date of the Registration Statement or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the most recent effective date of the Registration Statement or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 13 hereof.

(b) On each effective date, the Registration Statement did, and when the Prospectus Supplement is first filed in accordance with Rule 424(b) and on the Closing Date, the Prospectus Supplement (and any amendment or supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each effective date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b); and on the Closing Date, the Prospectus Supplement (together with any amendment or supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus Supplement (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent specifically for inclusion in the Registration Statement or the Prospectus Supplement (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Placement Agent consists of the information described as such in Section 2(b) hereof.

As of the Initial Sale Time, the Pricing Disclosure Package, when taken together as a whole with the pricing information set forth in Exhibit A hereto, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Pricing Disclosure Package based upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Placement Agent consists of the information described as such in Section 2(b) hereof.

Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Securities by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Registration Statement and the Prospectus Supplement.

At the time the Registration Statement was originally declared effective, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, (i) the Company met the then applicable requirements for the use of Form S-3 under the Securities Act, including General Instruction I.B.1 of Form S-3 and (ii) the aggregate market value of the outstanding voting and non-voting common equity (as defined in Securities Act Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Securities Act Rule 144, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was equal to or greater than $75 million (calculated by multiplying (x) the highest price at which the common equity of the Company closed on the Nasdaq Global Market (“Nasdaq”) within 60 days of the date of this Agreement times (y) the number of Non-Affiliate Shares). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

The representations and warranties in the preceding paragraphs of this Section 2(b) do not apply to statements in or omissions from the Registration Statement, the Pricing Disclosure Package, the Prospectus Supplement or any issuer free writing prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Placement Agent as aforesaid consists of the last sentence under the heading “Plan of Distribution” in the Prospectus Supplement.

The copies of the Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each issuer free writing prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus Supplement and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Placement Agent in connection with the placement of the Offered Securities (whether to meet the request of an Investor pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T. For the purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Placement Agent, and any similar terms, include, without limitation, electronic delivery.

Each issuer free writing prospectus (if any), as of its issue date and at all subsequent times through the completion of the Offering and sale of the Offered Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus Supplement that has not been superseded or modified.

(c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement (the “Incorporated Documents”), at the respective times when they became effective or at the respective times when they were filed or will be filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act and none of such documents, as of the date they became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement, when such documents hereafter become effective or are hereafter filed with the Commission, as the case may be, will comply in all material respects with the requirements of the Exchange Act and will not, as of the date such documents become effective or are filed with the Commission, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement are independent public accountants as required by the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations and the Public Company Accounting Oversight Board.

(e) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus Supplement under the Securities Act or the Securities Act Regulations. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus Supplement, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus Supplement, there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(g) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(h) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21 to the Company’s most recent annual report on From 10-K and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(i) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement, as of the dates referred to therein (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement or pursuant to the automatic conversions of preferred stock of the Company into shares of Common Stock as a result of the public offering contemplated hereby as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(j) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k) Authorization and Description of Securities. The Securities to be sold to the Purchasers by the Company have been duly authorized for issuance and sale to the Purchasers and, when issued and delivered by the Company pursuant to the Securities Purchase Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Warrants have been duly authorized by the Company and, when executed and delivered by the Company in accordance with this Agreement, will constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. The Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Warrants in a number sufficient to meet the current exercise requirements. The Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance therewith, will be validly issued, fully paid and nonassessable, and the issuance of the Warrant Shares is not subject to any preemptive or other similar rights to subscribe for or purchase the Warrant Shares. The Securities, when issued, will conform to the description thereof set forth in or incorporated into the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities or Warrant Shares will be subject to personal liability solely by reason of being such a holder.

(l) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement and have been waived.

(m) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a

“Governmental Entity”), except for such violations that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Warrants and the consummation of the transactions contemplated herein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement (including the issuance and sale of the Securities and the issuance of Warrant Shares upon exercise of the Warrants and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Warrants have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (x) the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or (y) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except with respect to clause (y), such violations as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(n) Absence of Labor Dispute. Except as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, (a) no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and (b) to the Company’s knowledge, there is no existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors.

(o) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, any action, suit, proceeding, inquiry or investigation before or brought by the U.S. Food and Drug Administration (the “FDA”) or the European Medicines Agency (the “EMA”)) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or which would reasonably be expected to, singly or in the aggregate, materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental actions, suits, inquiries, investigations or proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement, including ordinary routine litigation incidental to the business, would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(p) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus Supplement or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(q) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the rules of the Nasdaq Global Market, state securities laws or the rules of FINRA.

(r) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them (including, without limitation, all such permits, licenses, approvals, consents and other authorizations required by the FDA, the EMA, or any other federal, state, local or foreign agencies or bodies engaged in the regulation of preclinical studies, clinical trials, pharmaceuticals, biologics, biohazardous substances or activities related to the business now operated by the Company), except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company has fulfilled and performed all of its material obligations with respect to the Governmental Licenses and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company as a holder of any permit, except where the failure to so fulfill or perform, or the occurrence of such event, would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(s) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the Pricing Disclosure Package or the Prospectus Supplement, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(t) Intellectual Property. The Company and its subsidiaries own or possess, have license to, or can acquire rights to (whether by ownership or license) on reasonable terms, all patents, patent applications, statutory invention rights, community designs, invention disclosures, rights in utility models and industrial designs, inventions, registered and unregistered copyrights (including copyrights in software), intellectual property rights in technology, software, data, know how (including inventions, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, business names, logos, slogans, trade dress, design rights, Internet domain names, social media accounts, any other designations of source or origin, and any applications (including provisional applications), registrations, or renewals for any of the foregoing, together with the goodwill associated therewith, rights to publicity and privacy and/or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them and, to the knowledge of the Company, as currently proposed to be conducted as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, neither the Company nor any of its subsidiaries has received any notice of, nor is otherwise aware of (i) any infringement, misappropriation or other violation of any Intellectual Property rights of any third party by the Company or any such subsidiary, (ii) any pending or threatened action, suit, proceeding or claim regarding the subject matter of the foregoing and (iii) any facts or circumstances which would form a reasonable basis for any such claim. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, all Intellectual Property owned by or, to the knowledge of the Company, exclusively licensed to the Company or any of its subsidiaries (such Intellectual Property, the “Company Intellectual Property”) is valid and enforceable and, to the knowledge of the Company, there is no infringement, misappropriation or violation of any Company Intellectual Property by any third party. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party: (A) challenging the Company or any of its subsidiaries’ rights in or to any Company Intellectual Property; (B) challenging the validity, enforceability or scope of any Company Intellectual Property; or (C) asserting that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates, or would, upon the commercialization of any product or service under development as described in the Registration Statement, the Pricing Disclosure Package and the

Prospectus Supplement, infringe, misappropriate or otherwise violate, any Intellectual Property rights of such third parties. The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries, and no Intellectual Property has been obtained or is being used by the Company or any of its subsidiaries in violation of any material contractual obligations binding on the Company or any of its subsidiaries or, to the Company’s knowledge, in violation of any contractual rights of any person, and all such license agreements are in full force and effect. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, all Company Intellectual Property has been duly maintained in all respects and is in full force and effect and there are no defects in any of the Company Intellectual Property that is owned by the Company and its subsidiaries, or to the Company’s knowledge, in-licensed to the Company or its subsidiaries. Each person who is or was an employee or contractor of the Company or any of its subsidiaries and who is or was involved in the creation or development of any Intellectual Property for or on behalf of the Company or any of its subsidiaries has signed an agreement containing a valid assignment to the Company or such subsidiary of such person’s rights in and to such Intellectual Property and to the Company’s knowledge, no employee or contractor of the Company or any of its subsidiaries is in or has ever been in violation of any material term of any agreement or covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries. The Company and its subsidiaries have taken commercially reasonable steps necessary to protect, maintain and safeguard the confidentiality of (i) the material trade secrets and all material confidential Intellectual Property used in connection with the business of the Company or any of its subsidiaries and (ii) their respective rights and licenses under material Intellectual Property owned by or licensed to the Company or any of its subsidiaries, including the execution of appropriate nondisclosure and confidentiality agreements.

(u) Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, biological materials, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(v) Regulatory Matters. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement, and except as would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries has received any written notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the FDA, the EMA or other relevant regulatory authorities, or any other court or arbitrator or federal, state, local or foreign governmental or regulatory authority, alleging or asserting material noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended, and the regulations promulgated thereunder (the “FFDCA”), or similar state, federal or foreign law or regulation (collectively, “Health Care Laws”); (ii) the Company and its subsidiaries are and have been in compliance in all material respects with applicable Health Care Laws; (iii) neither the Company nor any of its subsidiaries has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any U.S. or non-U.S. federal, national, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”) or third party alleging that any product operation or activity is in violation of any Health Care Laws; (iv) the Company and its subsidiaries have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by applicable Health Care Laws, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); (v) none of the Company, any of its subsidiaries or any of their respective directors, officers, employees or agents is or has been debarred, suspended or excluded, or has been convicted of any crime or engaged in any conduct that would result in a debarment, suspension or exclusion from any federal or state government health care program; and (vi) neither the Company nor any of its subsidiaries is a party to and the Company and its subsidiaries do not have any ongoing reporting obligations pursuant to, any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by an Governmental Authority.

(w) Preclinical Studies and Clinical Trials. The preclinical studies and clinical trials conducted by, on behalf of or sponsored by the Company or any of its subsidiaries, or in which the Company or any such subsidiary has participated, that are described in, or the results of which are referred to in, the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement, or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement, as applicable, were, and if still pending are, being conducted in accordance with the experimental protocols established for each study or trial, as well as any conditions of approval and policies imposed by any institutional review board, ethics review board or committee responsible for the oversight of such preclinical studies and clinical trials, and all applicable local, state and federal laws, rules and regulations of the FDA, the EMA and comparable drug regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”) except where the failure to be so in compliance has not resulted and would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; the descriptions in the Registration Statement, the Pricing Disclosure Package or the Prospectus Supplement of the results of such studies and trials are accurate and not misleading in all material respects with respect to the portions of such studies and trials being described and fairly present the data derived from such studies or trials; neither the Company nor any of its subsidiaries has any knowledge of any other studies or trials not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement, the results of which are inconsistent with or reasonably call into question the results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement when viewed in the context in which such results are described and the current state of development; neither the Company nor any of its subsidiaries has received any written notice, correspondence or other communications from the Regulatory Authorities requiring or threatening (i) the termination or suspension of any preclinical studies and clinical trials that are described in, or the results of which are referred to in, the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement or (ii) the material modification of any preclinical studies and clinical trials that would cause them to differ from their descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(x) Accounting Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rules 13-a15 and 15d-15 under the Exchange Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(y) Compliance with the Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply as of the date hereof, and is taking reasonable steps to enable it to be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company.

(z) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed (after giving effect to any extensions provided by law that have been requested) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in accordance with GAAP by the Company or which would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(aa) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by similarly sized companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able to (A) renew its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(bb) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities and Warrant Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(cc) Absence of Manipulation. None of the Company or any controlled affiliate, or to the knowledge of the Company, any non-controlled affiliate has taken, nor will the Company or any controlled affiliate, or to the knowledge of the Company, any non-controlled affiliate, take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or Warrant Shares or to result in a violation of Regulation M under the Exchange Act.

(dd) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ee) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Placement Agent, advisor, investor or otherwise) of Sanctions.

(gg) Lending Relationship. The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Placement Agent and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Placement Agent.

(hh) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus Supplement are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ii) No Rated Securities. Neither the Company nor any of its subsidiaries has any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act).

(jj) ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect: (a) the Company and any “Employee Benefit Plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) is and has been operated in compliance with its terms and all applicable laws, including ERISA and the Code; (b) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan established or maintained by the Company or any of its ERISA Affiliates; (c) no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan; (d) no Employee Benefit Plan established or maintained by the Company or any of its ERISA Affiliates, if such Employee Benefit Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), as the fair market value of the assets under each Employee Benefit Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Employee Benefit Plan (determined based on those assumptions used to fund such Employee Benefit Plan); (e) neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Employee Benefit Plan, (ii) Sections 412 and 430, 4971, 4975 or 4980B of the Code or (iii) Sections 302 and 303, 406, 4063 and 4064 of ERISA; and (f) each Employee Benefit Plan established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification. There is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental or other regulatory entity or agency with respect to any Employee Benefit Plan that could reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company has no “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106). For the purposes of this Section 1(a)(xl), “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member.

(kk) No Safety Notices. (i) There have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s product candidates (“Safety Notices”), except as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, and (ii) there are no facts that would be reasonably likely to result in (x) a Safety Notice with respect to the Company’s product candidates or (y) a termination or suspension of testing of any of the Company’s product candidates, except, in each of cases (x) or (y) such as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(ll) Privacy and Data Protection. The Company and each of its subsidiaries have operated their respective businesses in a manner compliant in all material respects with all United States federal, state, local and non-United States privacy, data security and data protection laws and regulations applicable to the Company and its subsidiaries’ collection, use, transfer, protection, disposal, disclosure, handling, storage and analysis of personal data. The Company and its subsidiaries have been and are in compliance in all material respects with internal policies and procedures designed to ensure the integrity and security of the data collected, handled or stored in connection with its business; the Company and its subsidiaries have been and are in compliance in all material respects with internal policies and procedures designed to ensure compliance with the Health Care Laws that govern privacy and data security and take, and have taken reasonably appropriate steps designed to assure compliance with such policies and procedures. The Company and its subsidiaries have taken all reasonable steps necessary to maintain the confidentiality of their respective personally identifiable information, protected health information, consumer information and other confidential information of the Company, its subsidiaries and any third parties in the possession of the Company or any of its subsidiaries (“Sensitive Company Data”). Neither the Company nor any of its subsidiaries has received any notice, claim, complaint, demand or letter from any person in respect of their respective businesses under applicable data security and data protection laws and regulations and industry standards regarding misuse, loss, unauthorized destruction or unauthorized disclosure of any Sensitive Company Data. The tangible or digital information technology systems (including computers, screens, servers, workstations, routers, hubs, switches, networks, data communications lines, technical data and hardware), software and telecommunications systems used or held for use by the Company and its subsidiaries (the “Company IT Assets”) are adequate and operational for, in accordance with their documentation and functional specifications, the business of the Company and its subsidiaries as now operated and as currently proposed to be conducted as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement. The Company and its subsidiaries have used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business consistent with industry standards and practices in all material respects, including, without limitation, for the Company IT Assets and data held or used by or for the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has suffered or incurred any security breaches, compromises or incidents with respect to any Company IT Asset or Sensitive Company Data, nor has there been any unauthorized or illegal use of or access to any Company IT Asset or Sensitive Company Data by any unauthorized third party, except where such breaches, compromises, incidents or unauthorized or illegal use or access would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been required to notify any individual or data protection authority of any information security breach, compromise or incident involving Sensitive Company Data.

(mm) Warrant Shares Reserved. The Company shall, at all times while any Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of such Warrants, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of the then-outstanding Warrants.

Any certificate signed by any officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent in connection with the offering, or the purchase and sale, of the Offered Securities shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 2. The Company acknowledges that the Placement Agent and, for purposes of the opinions to be delivered pursuant to Section 5(e) and (f), counsel to the Company and counsel to the Placement Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3. Delivery and Payment.

The Closing shall occur at the offices of Cooley LLP, counsel for the Placement Agent, located at 55 Hudson Yards, New York, NY 10001 (or at such other place as shall be agreed upon by the Placement Agent and the Company). Subject to the terms and conditions hereof and of the Securities Purchase Agreement, at the Closing payment of the purchase price for the Offered Securities sold on the Closing Date shall be made by Federal Funds wire transfer to the account of the Company, against delivery of such Offered Securities to the Investors, and such Offered Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one Business Day before the Closing Date. Deliveries of the documents with respect to the purchase of the Offered Securities, including the Securities Purchase Agreement, shall be made at the offices of Cooley LLP. All actions taken at the Closing shall be deemed to have occurred simultaneously.

Section 4. Covenants and Agreements of the Company.

The Company further covenants and agrees with the Placement Agent as follows:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which the Prospectus Supplement relating to any Offered Securities is required to be delivered by the Placement Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule); (i) the Company will notify the Placement Agent promptly of the time when any subsequent amendment to the Registration Statement, other than Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus Supplement, other than Incorporated Documents, has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus Supplement or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Placement Agent’s request, any amendments or supplements to the Registration Statement or Prospectus Supplement that, in the Placement Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Offered Securities by the Placement Agent (provided, however, that the failure of the Placement Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Placement Agent shall have with respect to the failure by the Company to make such filing (but without limiting the Placement Agent’s rights under Section 7 hereof) will be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus Supplement, other than Incorporated Documents, relating to the Offered Securities or a security convertible into or exchangeable or exercisable for the Offered Securities unless a copy thereof has been submitted to the Placement Agent within a reasonable period of time before the filing and the Placement Agent has not reasonably objected thereto (provided, however, that the failure of the Placement Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Placement Agent shall have with respect to the Company’s making such filing notwithstanding the Placement Agent’s objection (but without limiting the Placement Agent’s rights under Section 7 hereof) will be to cease making sales under this Agreement) and the Company will furnish to the Placement Agent at the time of filing thereof a copy of any Incorporated Document, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus Supplement, other than Incorporated Documents, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act and, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b) Notice of Commission Stop Orders. The Company will advise the Placement Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Placement Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus Supplement or for additional information related to the offering of the Offered Securities or for additional information related to the Registration Statement, the Pricing Disclosure Package or the Prospectus Supplement.

(c) Delivery of Prospectus Supplement; Subsequent Changes. During any period in which the Prospectus Supplement relating to the Offered Securities is required to be delivered by the Placement Agent under the Securities Act with respect to the offer and sale of the Offered Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and will file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus Supplement as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus Supplement to comply with the Securities Act, the Company will promptly notify the Placement Agent to suspend the offering of Offered Securities during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus Supplement (at the expense of the Company) so as to correct such statement or omission or effect such compliance. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its best efforts to comply with the provisions thereof and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Placement Agent promptly of all such filings if not available on EDGAR.

(d) Listing of Offered Securities. During any period in which the Prospectus Supplement relating to the Offered Securities is required to be delivered by the Placement Agent under the Securities Act with respect to the offer and sale of the Offered Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will use its commercially reasonable efforts to cause the Shares to be listed on The Nasdaq Capital Market (“Nasdaq”). The Company will timely file with Nasdaq all material documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq.

(e) Delivery of Registration Statement and Prospectus Supplement. The Company will furnish to the Placement Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus Supplement (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus Supplement that are filed with the Commission during any period in which the Prospectus Supplement relating to the Offered Securities is required to be delivered under the Securities Act (including all Incorporated Documents filed with the Commission during such period), in each case as soon as reasonably practicable and in such quantities as the Placement Agent may from time to time reasonably request and, at the Placement Agent’s request, will also furnish copies of the Prospectus Supplement to each exchange or market on which sales of the Offered Securities may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus Supplement) to the Placement Agent to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders and to the Placement Agent as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(g) Use of Proceeds. The Company will use the net proceeds from the Offering as described in the Prospectus Supplement in the section entitled “Use of Proceeds.”

(h) Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Placement Agent and its affiliates, agents and counsel in connection with the transactions contemplated hereby and by the Securities Purchase Agreement, including providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Placement Agent may reasonably request.

(i) Market Activities. The Company will not, directly or indirectly, and will cause its officers or directors not to (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Offered Securities other than the Placement Agent; provided, however, that the Company may bid for and purchase Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(j) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the sales of, or dealings in, the Offered Securities as contemplated by the provisions of the Securities Purchase Agreement and the Prospectus Supplement.

(k) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and the Placement Agent, neither the Placement Agent nor the Company (including its agents and representatives) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities under the Securities Purchase Agreement.

(l) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Placement Agent, to qualify the Offered Securities for offering and sale, or to obtain an exemption for the Offered Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Placement Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Offered Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Offered Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Offered Securities.

(m) Tax Indemnity. The Company will indemnify and hold harmless the Placement Agent against any documentary, stamp or similar issue tax, including any interest and penalties, on the issue and sale of the Offered Securities.

(n) Third Party Beneficiary. The Company agrees that the Placement Agent may rely upon, and is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in the Securities Purchase Agreement.

Section 5. Conditions of the Obligations of the Placement Agent.

The obligations of the Placement Agent hereunder shall be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Placement Agent of a due diligence review satisfactory to the Placement Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by the Placement Agent in its sole discretion) of the following additional conditions:

(a) Registration Statement; Prospectus Supplement. The Registration Statement shall be effective and shall be available for all offers and sales of Offered Securities. The Company shall have filed with the Commission the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal, state or foreign governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement, the Pricing Disclosure Package or the Prospectus Supplement; (ii) the issuance by the Commission or any other federal, state or foreign governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement, the Pricing Disclosure Package or the Prospectus Supplement or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus Supplement or Incorporated Documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus Supplement, so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. The Placement Agent shall not have advised the Company that the Registration Statement or Prospectus Supplement, or any amendment or supplement thereto, contains an untrue statement of fact that in the Placement Agent’s opinion is material, or omits to state a fact that in the Placement Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus Supplement, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the authorized capital stock of the Company or any Material Adverse Effect or any development that would cause a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities), if any, by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), if any, the effect of which, in the case of any such action by a rating organization described above, would cause a Material Adverse Effect.

(e) Opinion of Counsel for the Company. On the Closing Date, the Placement Agent shall have received the written opinion and negative assurance letter of Latham & Watkins LLP, counsel to the Company, dated as of such date, in form and substance reasonably satisfactory to the Placement Agent and its counsel.

(f) Opinion of Counsel for the Placement Agent. On the Closing Date, the Placement Agent shall have received the written opinion and negative assurance letter of Cooley LLP, counsel to the Placement Agent, addressing such matters as the Placement Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) Opinion of Intellectual Property Counsel for the Company. On the Closing Date, the Placement Agent shall have received the written opinion of Bryan Cave Leighton Paisner LLP, intellectual property counsel for the Company, with respect to intellectual property matters, dated as of such date, in form and substance reasonably satisfactory to the Placement Agent and its counsel.

(h) Comfort Letter. On the date of the Securities Purchase Agreement and the Closing Date, the Placement Agent shall have received a letter (the “Comfort Letter”) from the Company’s independent public accounting firm (and any other independent accountants whose report is included in the Registration Statement, the Pricing Disclosure Package or the Prospectus Supplement). The Comfort Letter shall be in form and substance reasonably satisfactory to the Placement Agent and its counsel and shall (i) confirm that the Company’s independent public accounting firm is an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB and (ii) state, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Placement Agent in connection with registered public offerings.

(i) Officers’ Certificate. On the Closing Date, the Placement Agent shall have received a certificate executed by the President and Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect that:

(i) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(ii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(j) Secretary’s Certificate. On the Closing Date, the Placement Agent shall have received a certificate, signed on behalf of the Company by the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date and in form and substance reasonably satisfactory to the Placement Agent and its counsel, certifying as to (i) the certificate of incorporation and by-laws of the Company, as amended, (ii) the resolutions of the board of directors of the Company or duly authorized committee thereof authorizing the execution, delivery and performance of this Agreement, the Securities Purchase Agreement, the sale of the Offered Securities and the issuance of the Shares and the Warrant Shares and (iii) the incumbency of the officers of the Company duly authorized to execute this Agreement and the other documents contemplated by this Agreement.

(k) CFO Certificate. On the date of the Securities Purchase Agreement and the Closing Date, the Placement Agent shall have received a certificate, signed on behalf of the Company by the Chief Financial Officer of the Company, dated as of such date and in form and substance reasonably satisfactory to the Placement Agent and its counsel, with respect to certain financial data contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement, as well as the Company’s current cash and cash equivalent position, providing “management comfort” with respect to such information.

(l) Transfer Agent. The Company shall engage and maintain, for a period of three years from the date of this Agreement, at its expense, a registrar and transfer agent for the Shares and any Warrant Shares upon exercise of the Warrants.

(m) No Suspension. The Shares shall be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq. Trading in the Shares shall not have been suspended on, and the Shares shall not have been delisted from, the Nasdaq.

(n) FINRA. If applicable, FINRA shall have raised no objection to the terms of the Offering and the amount of compensation allowable or payable to the Placement Agent as described in the Prospectus Supplement.

(o) No Termination Event. There shall not have occurred any event that would permit the Placement Agent to terminate this Agreement.

(p) Additional Documents. On or before the Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as contemplated herein and in the Securities Purchase Agreement and in connection with the other transactions contemplated by this Agreement and the Securities Purchase Agreement shall be satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice from the Placement Agent to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6. Payment of Expenses.

The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby and by the Securities Purchase Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of the Prospectus Supplement and of each amendment and supplement thereto and of this Agreement, the Securities Purchase Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Offered Securities, (ii) the preparation, issuance, sale and delivery of the Offered Securities and any taxes due or payable in connection therewith, (iii) the qualification of the Offered Securities under securities laws in accordance with the provisions of Section 4(l) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Placement Agent in connection therewith shall be paid by the Placement Agent except as set forth in clause (vii) below), (iv) the printing and delivery to the Placement Agent and its counsel of copies of the Prospectus Supplement and any amendments or supplements thereto, of the Securities Purchase Agreement, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Offered Securities for trading on the Nasdaq, (vi) the filing fees and expenses, if any, owed to the Commission or FINRA and the fees and expenses of the registrar and transfer agent of the Shares, and (vii) the reasonable fees and disbursements of the Placement Agent’s outside legal counsel in an amount not to exceed $75,000.

Section 7. Indemnification and Contribution.

The Company agrees to indemnify the Placement Agent in accordance with the provisions of Schedule A hereto, which is incorporated by reference herein and made a part hereof.

Section 8. Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Securities to be sold in the proposed Offering and any termination of this Agreement. A successor to the Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent:

Piper Sandler & Co.

800 Nicollet Mall,

Minneapolis, Minnesota 55401

Attention: Equity Capital Markets

Email: LegalCapMarkets@psc.com

with copies (which shall not constitute notice) to:

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: Daniel I. Goldberg

Email: **********

If to the Company:

Galera Therapeutics, Inc.

P.O. Box 134

Malvern, Pennsylvania 19355

Attention: Chris Degnan

**********

with copies (which shall not constitute notice) to:

Galera Therapeutics, Inc.

Attention: Jennifer Evans Stacey

**********

and

Latham & Watkins LLP

200 Clarendon Street, 27th Floor

Boston, Massachusetts 02116

Attention: Peter N. Handrinos and Nathan Ajiashvili

Email: **********

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 P.M., New York City time, on a Business Day, or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice, or (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.

Section 10. Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Placement Agent, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 7 hereof, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.

Section 11. Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 12. Governing Law Provisions.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 13. Construction.

(a) the section and exhibit headings herein are for convenience only and shall not affect the construction hereof;

(b) words defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c) the words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d) wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation;”

(e) references herein to any gender shall include each other gender;

(f) references herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder;

(g) if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day;

(h) “Execution Time” means the date and time that the Securities Purchase Agreement is executed and delivered by the parties hereto;

(i) “Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing;

(j) “Initial Sale Time” means [8:00] AM eastern time on the date of the Securities Purchase Agreement.

(k) “knowledge” means, as it pertains to the Company, the actual knowledge of the officers and directors of the Company, together with the knowledge which they would have had if they had conducted a reasonable inquiry of the relevant persons into the relevant subject matter;

(l) “Law” means any and all laws, including all federal, state, local, municipal, national or foreign statutes, codes, ordinances, guidelines, decrees, rules, regulations and by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Governmental Authority, binding on or affecting the person referred to in the context in which the term is used and rules, regulations and policies of any stock exchange on which securities of the Company are listed for trading; and

(m) “Pricing Disclosure Package” means (i) the Base Prospectus, and (ii) the pricing information set forth in Exhibit A hereto.

Section 14. General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, each free writing prospectus, the Pricing Disclosure Package and the Prospectus Supplement (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[The remainder of this page has been intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

GALERA THERAPEUTICS, INC.

By:	/s/ Chris Degnan
Name:Chris Degnan
Title:CFO

The foregoing Placement Agency Agreement is hereby confirmed and accepted by the Placement Agent in New York, New York as of the date first above written.

PIPER SANDLER & CO.

By:	/s/ Chad Huber
Name:Chad Huber
Title:Managing Director, Global Co-Head ECM

Schedule A

Indemnification

In connection with the engagement of the Placement Agent to assist the Company as described in this Agreement, including modifications or future additions to such engagement and related activities prior to the date of this Agreement (the “engagement”), the Company agrees that it will indemnify and hold harmless the Placement Agent and its respective affiliates and their respective directors, officers, partners, members, agents and employees and each other person controlling the Placement Agent or any of its respective affiliates (each, an “indemnified party”), to the full extent lawful, from and against any losses, expenses, claims or proceedings (collectively, “losses”) (i) related to or arising out of (A) the contents of oral or written information related to this Agreement, the Securities Purchase Agreement, or any transaction or conduct in connection therewith provided by the Company, its affiliates and their respective employees or its other agents, which information either the Company or the Placement Agent provides to any actual or potential buyers, sellers, investors or offerees; (B) any breach of a representation, warranty or covenant by the Company contained in this Agreement; or (C) any other action or failure to act by the Company, its affiliates and their respective employees or its other agents or by the Placement Agent or any indemnified party in accordance with and at the Company’s request or with the Company’s consent, or (ii) otherwise related to or arising out of this Agreement or any transaction or conduct in connection therewith, including, without limitation the Offering, except that this clause (ii) shall not apply with respect to any losses that are finally judicially determined to have resulted primarily and directly from the gross negligence or willful misconduct of such indemnified party. The Company further agrees that no indemnified party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any of its affiliates, creditors or security holders for or in connection with the engagement or any actual or proposed transactions or other conduct in connection therewith except for losses incurred by the Company that are finally judicially determined to have resulted primarily and directly from the gross negligence or willful misconduct of an indemnified party.

In the event that the foregoing indemnity is unavailable to any indemnified party for any reason, the Company agrees to contribute to any losses related to or arising out of the engagement or any transaction or conduct in connection therewith as follows. For losses referred to in clause (i) of the preceding paragraph, the Placement Agent and the Company shall contribute in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Placement Agent, on the one hand, and by the Company and its security holders, on the other hand, from the actual or proposed transaction arising in connection with the engagement. For any other losses, and for losses referred to in clause (i) of the preceding paragraph if the allocation provided by the immediately preceding sentence is unavailable for any reason, the Placement Agent and the Company shall contribute in such proportion as is appropriate to reflect not only the relative benefits as set forth above, but also the relative fault of the Placement Agent and the Company in connection with the statements, omissions or other conduct that resulted in such losses, as well as any other relevant equitable considerations. Benefits received (or anticipated to be received) by the Company and its security holders shall be deemed to be equal to the aggregate cash consideration and value of securities or any other property payable, issuable, exchangeable or transferable in such transaction or proposed transaction, and benefits received by the Placement Agent shall be deemed to be equal to the compensation paid by the Company to the Placement Agent in connection with the engagement (exclusive of amounts paid for reimbursement of expenses under this agreement, including this Schedule A, and amounts paid under this Schedule A). Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by the Placement Agent, on the other hand. The Placement Agent and the Company agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding anything to the contrary above, in no event shall the Placement Agent be responsible under this paragraph for any amounts in excess of the amount of the compensation actually paid by the Company to the Placement Agent in connection with the engagement (exclusive of amounts paid for reimbursement of expenses under this Agreement, including this Schedule A, and amounts paid under this Schedule A).

Any indemnified party that proposes to assert the right to be indemnified under this Schedule A will, promptly after receipt of notice of commencement of any action against such indemnified party in respect of which a claim is to be made against an indemnifying party or parties under this Schedule A, notify the Company of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify the Company will not relieve the Company from (i) any liability that it might have to any indemnified party otherwise than under this Schedule A and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Schedule A unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the Company of its commencement, the Company will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from Company to the indemnified party of its election to assume the defense, the Company will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the Company (in which case the Company will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (plus local counsel) at any one time for all such indemnified party or parties.

The Company agrees that it will not, without the prior written consent of the Placement Agent, settle any pending or threatened claim or proceeding related to or arising out of the engagement or any actual or proposed transactions or other conduct in connection therewith (whether or not the Placement Agent or any indemnified party is a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing the Placement Agent and each other indemnified party from all liability in respect of claims by any releasing party related to or arising out of the engagement or any transactions or conduct in connection therewith and does not contain an admission of fault, culpability or failure to act by or on behalf of such indemnified party. The Placement Agent will not settle any claims or actions for which they seek indemnification or contribution hereunder without the consent of the Company, not to be unreasonably withheld. The Company will also promptly reimburse each indemnified party for all reasonable out of pocket expenses (including reasonable counsel fees and expenses) as they are reasonably incurred by such indemnified party in connection with investigating, preparing for, defending, or providing evidence in, any pending or threatened claim or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Placement Agent or any indemnified party is a party to such claim or proceeding) or in enforcing this Schedule A.

The foregoing provisions are in addition to any rights the Company or the Placement Agent may have at common law or otherwise and shall be binding on and inure to the benefit of any successors, assigns, and personal representatives of the Company and each indemnified party. Solely for purposes of enforcing the provisions of this Schedule A, the Company hereby consents to personal jurisdiction, service of process and venue in any court in which any claim or proceeding that is subject to this Schedule A is brought against the Placement Agent. The provisions of this Schedule A shall remain in full force and effect notwithstanding (i) any investigation made by or on behalf of the Placement Agent or (ii) the completion or termination of the engagement.

Exhibit A

Pricing Information

1.	Number of Shares and accompanying Warrants: 14,320,000 Shares and accompanying Warrants to purchase up to 14,320,000 Shares

2.	Offering Price per Share and accompanying Warrant: $2.095 per Share and accompanying Warrant

3.	Exercise Price per Warrant: $1.97 per Warrant

4.	The Warrants will expire five years from the date of issuance